EXHIBIT 21.1


                         Subsidiaries of the Registrant

                                                  STATE OR OTHER JURISDICTION OF
NAME                                              INCORPORATION OR ORGANIZATION
----                                              -----------------------------

Storebro Machine AB                                               Sweden

Nortelco Nordic AS                                                Norway

Nortelco AS*                                                      Norway

Nortelco System -
  Teknikk AS*                                                     Norway

Nortelco AB*                                                      Sweden

Brannteknikk AS**                                                 Norway
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*    wholly-owned subsidiaries of Nortelco Nordic AS
**   wholly-owned subsidiary of Nortelco AS